Exhibit 10.24

SECOND AMENDMENT TO LEASE

30 Minuteman

This Second Amendment to Lease (this “Amendment”) is entered into as of the 29 day of November, 2005 by and between 30 Minuteman Limited Partnership (the “Landlord”) and TransMedics, Inc. (the “Tenant”).

Background

A.         Landlord and Tenant have entered into that certain Lease dated as of June 25, 2004 (as amended, the “Lease”) for property located at 30 Minuteman Drive, Andover, Massachusetts, as more particularly described therein. Capitalized terms used and not defined herein shall have the meaning given to them in the Lease.

B.        Under Section 5 of the Lease, Tenant pays base rent to Landlord as set forth in Exhibit D of the Lease. Landlord has requested that Tenant increase the amounts due under the Lease from and after December 1, 2005 through June 30, 2007 in consideration of a one-time payment to be paid by Landlord to Tenant in the amount of $159,158.00 (the “Landlord Payment”).

C.        The parties have agreed to amend the Lease to reflect the change in base rent.

Agreement

NOW THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.        Paragraphs A through C above are incorporated herein by reference.

2.        As of the date hereof, Landlord has paid the Landlord Payment to Tenant. Tenant hereby confirms receipt of the Landlord Payment.

3.        Exhibit D to the Lease is hereby deleted and replaced in its entirety by Exhibit D attached hereto.

4.        Other than as set forth above, the Lease remains unchanged.

EXECUTED under seal as of the first date written above.

30 MINUTE MAN LIMITED PARTNERSHIP		TRANSMEDICS, INC.

By:	NIUNA-30 MINUTEMAN, INC., general	By:	/s/ Waleed Hassanein
	partner		Name: Waleed Hassanein
Title: President & CEO Authorized Signature

By:	/s/ Martin Spagat
Name: Martin Spagat Title: VP Authorized Signature

EXHIBIT “D”

BASE RENT

The annual base rent for each Lease Year will be the applicable amount set forth below multiplied by the Rentable Area:

December 1, 2005 - June 30, 2006	$19.79
7/1/2006-6/30/2007	$20.09
7/1/2007-6/30/2008	$20.39
7/1/2008-6/30/2009	$20.69
7/1/2009-6/30/2010	$21.01
7/172010-6/30/2011	$21.32
7/1/2011-6/30/2012	$21.61
7/1/2012-6/30/2013	$21.97
7/1/2013-6/30/2014	$22.30
1/1/2015-6/30/2015	$23.00	*

* This assumes that the Lease has been extended pursuant to Addendum #1. If the Lease is extended, subject to the terms of Addendum #1, the annual base rent per square foot of Rentable Area payable pursuant to this Exhibit “D” will increase as of July 15, 2005 and as of each July 1 thereafter throughout the Lease term by one and one-half percent (1.5%) over the annual base rent per square foot of Rentable Area for the previous Lease Year.